                                                                    EXHIBIT 10.2


THIS AGREEMENT IS SUBJECT TO MANDATORY ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT AND IF THE FEDERAL ARBITRATION ACT IS INAPPLICABLE, THE UNIFORM ARBITRATION ACT, SECTION 15-48-10, ET SEQ., CODE OF LAWS OF SOUTH CAROLINA 1976 AS AMENDED


                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, made this 4th day of September, 2003 (this "Agreement") between INDUS UTILITY SYSTEMS, INC., a Delaware corporation ("Borrower"), whose address is: Carolina Research Park, 9 Science Court, Columbia, South Carolina 29203-9344, Attention: Marvin W. Davis, with copy to Indus International, Inc., 3301 Windy Ridge Parkway, Atlanta, Georgia 30339,
Attention: General Counsel and Chief Financial Officer, and NEW SMALL RESEARCH, LLC, a South Carolina limited liability company ("Lender"), whose address is 1331 Elmwood Avenue, Suite 150-A, Columbia, South Carolina 29211, Attention:
Charles I. Small.

                                   ARTICLE I

                                      LOAN

         1.1 In accordance with the terms and conditions of that certain term sheet from Lender to Borrower (the "Term Sheet"), the Lender does hereby agree to lend to the Borrower, and the Borrower does hereby agree to borrow from the Lender, up to the sum of $11,500,000.00 (the "Loan"), said sum to be advanced at closing and repaid together with interest thereon and with certain costs and charges as may be incurred by the Borrower, all as more particularly described in the Loan Documents. The Loan shall be evidenced by a promissory note, to be dated the date hereof, with such note to be in the principal amount of up to $11,500,000.00 ("Note"), the proceeds of which shall be used to pay off existing debt and for general corporate purposes. The Note shall be secured pari passu by:

                  A. A mortgage and security agreement (the "Mortgage"), in form and content satisfactory to Lender, granting to the Lender a title insured first priority mortgage lien on that certain real property containing approximately 22 acres located at #7 and #9 Science Corporation, Carolina Research Park, Columbia, South Carolina (as more particularly described in Exhibit A attached hereto and made a part hereof), together with all improvements constructed thereon (the "Property"), and a security interest in therein described personal property owned by Borrower and located, or to be located, on the Property, together with sufficient financing statements (the "Financing Statements"), in form and content satisfactory to Lender, to perfect such security interest in accordance with South Carolina law.

                  B. Assignment of Contracts (the "Assignment of Contracts") in form and content satisfactory to Lender.

                  C. A Recourse Carve-Out Guaranty (the "Guaranty") in form and content satisfactory to Lender.

         This Loan Agreement, the Note, Mortgage, Assignment of Contracts, the Guaranty, Financing Statements and all other documents and instruments which may be reasonably required by the Lender, are hereinafter sometimes referred to collectively as the "Loan Documents". In the event of a conflict between the Term Sheet and the Loan Documents, the Loan Documents shall control. The closing of the loan evidenced by the Note shall be deemed conclusive evidence that Lender has approved the form and content of the aforesaid documents.

         1.2 In the event of any conflict between the terms and provisions contained in this Agreement and in any of the Loan Documents or the Term Sheet, the terms and provisions of this Agreement shall control.

                                   ARTICLE II

                                   [RESERVED]

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         3.1 In order to induce the Lender to enter into and execute this Agreement and to make the Loan to the Borrower, as of the date hereof, the Borrower represents and warrants to the Lender as follows:

                  A. The Borrower has full power to enter into and execute this Agreement and the Loan Documents and to consummate the transaction contemplated thereby.

                  B. The Borrower has heretofore delivered to Lender a true, accurate and complete copy of its organizational documents, together with all amendments thereto, including a complete and accurate listing of all parties of the entity with ownership percentages, as applicable.

                  C. The Borrower has heretofore delivered to the Lender the financial statements of the Borrower.

                  D. There are no actions, suits or proceedings pending, or to the knowledge of the Borrower, threatened: (i) involving the validity or enforceability of this Agreement or any of the Loan Documents; or (ii) involving the priority of any lien created by, or granted pursuant to, any of the Loan Documents; or (iii) to the extent the following would have a material, adverse effect on the Borrower's ability to perform under the Loan Documents, against or affecting the Borrower or the Property.

                  E. The Borrower has obtained all licenses, permits, authorizations, consents or approvals from all appropriate public or private boards and bodies necessary for the ownership of the Property, and all such licenses, permits, authorizations, consents or approvals are or will be, in full force and effect.

                  F. The Borrower is not in default of any of the material provisions of any of the Loan Documents.

                  G. The Property has adequate rights of access to public ways and all water, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Property are available to the Property, and if not now installed the same shall be constructed and installed to service the Property.

                  H. No representation or warranty of the Borrower contained in this Agreement or in any of the Loan Documents, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Lender by or on behalf of the Borrower contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not materially misleading.

         3.2 All warranties and representations of the Borrower contained herein shall survive the execution of this Agreement and any advances made in accordance with this Agreement. All such representations and warranties shall be deemed to be remade as of the date of each request for an advance under the Loan and shall be true and correct as of such date.

                                   ARTICLE IV

                           COVENANTS OF THE BORROWER

         4.1 The Borrower covenants with the Lender as follows, unless Lender provides its written consent to the contrary:

                  A. It shall maintain, preserve and keep the Property and the grounds, structure improvements appurtenant thereto or used therewith, and each and every part and parcel thereof, in good repair and working order and in safe condition at all times.

                  B. It shall permit the Lender and its duly authorized agents free access to the Property and shall, upon reasonable prior notice from Lender, make available for audit and inspection, at any reasonable time by the Lender or its duly authorized agents, all property, equipment, books, contracts, records and other papers relating to the Property. It shall keep the books and accounts of all operations relating to the Property in accordance with generally accepted accounting procedures.

                  C. It shall promptly respond to any inquiry from the Lender for information with respect to the Property which information may be verified by the Lender; provided, however, that the Lender shall at all times be entitled to rely upon any statements or representations made by the Borrower or any employee or agent of Borrower.

                  D. It shall pay, when due, all reasonable costs, fees and expenses actually incurred by Lender as required by the Loan Documents and all reasonable fees, costs and expenses actually incurred by Lender concerning the consummation of the transaction contemplated hereby. Such fees and expenses shall include, without being limited to, all reasonable fees and expenses of Lender's counsel in connection with the closing of the Loan and for such further advice and counsel as Lender may reasonably require during the term of the Loan in order to preserve Lender's interest in the Property. If Borrower fails to pay all such fees and expenses, Lender may at its option advance funds under the Note to pay such fees and expenses.

                  E. It shall pay promptly when due and at maturity the principal of the Loan, together with interest thereon, and all other charges and amounts due the Lender, the said payment to be made without any deduction for taxes, assessments or governmental charges in the nature thereof upon said Loan, or the interest evidenced thereby, or any part thereof, which the Borrower may be required or permitted to deduct, retain or pay therefrom or thereon, under or by reason of any present or future law of the United States or of any state, municipality or taxing authority thereof.

                  F. It shall purchase and continually maintain and keep in full force and effect, at its sole expense, those policies of insurance and endorsements thereto described in the Mortgage. The Borrower shall deliver the original policies of insurance or certificates thereof to the Lender and shall deliver to the Lender all renewals thereof not less than 30 days in advance of the expiration date of the existing policy or policies.

                  G. It shall notify the Lender of any loss insured against under any policy of insurance required hereby within 10 days of the occurrence of said loss.

                  H. It shall faithfully pay and discharge promptly when due all taxes, assessments, forced contributions, local assessments and governmental charges of every description which shall from time to time be imposed or assessed or levied upon the Property, or any part thereof, and/or upon or against any personal property situated therein, including all state and municipal taxes affecting the Property and the Property and/or personal property located therein; provided, however, that Borrower shall be entitled by appropriate proceedings to contest the amount or validity of such tax, assessment or charge so long as the collection of the same by foreclosure of the lien upon the Property is stayed during the pendency of such proceedings and Borrower deposits with the applicable authority to which such tax, assessment or charge is payable or with Lender such appropriate security for payment of the same, together with any applicable interest and penalties, should the same be determined due and owing.

                  I. It shall keep valid and unimpaired the Mortgage and the other Loan Documents described hereinabove, and to that end shall execute at any future time and as often as may be deemed necessary, within a reasonable time after demand of the Lender, all further instruments, assignments and other acts in due form and effect as may be deemed proper by the Lender to the better carrying out of the true intent and meaning of this Agreement, and at the Borrower's sole cost, shall do all other things that may be reasonably required by the Lender to make and keep valid the liens on, and security interest in, the property described in the various Loan Documents and to maintain the priority of the said liens and security interests. Notwithstanding the foregoing to the contrary, Borrower shall not be required to execute any further instruments, assignments or acts if same would increase Assignor's obligations or liability under this Agreement or the Loan Documents or if same would contradict any express provisions of this Agreement or the Loan Documents.

                  J. It shall notify the Lender in writing within 10 days of receipt of notice thereof should any mortgage or lien or any other security instrument whatsoever be filed against the Property described in the Mortgage.

                  K. It shall remove or bond off under the provisions of applicable law any lien or claim of lien filed for record, within 60 days of date of notice to the Borrower of filing of said claim.

                  L. It shall not permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against the Property that is not discharged or execution not stayed within 30 days of entry.

                  M. It shall not create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on the Property, whether now owned or hereafter acquired, other than (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) permitted liens.

                  N. It shall not convey, transfer, lease, deteriorate or further encumber the Property or any of the properties described in the Mortgage and/or the other Loan Documents, or any right to manage or receive any of the rents and profits and insurance thereof.

                  O. It shall not Convey, assign, transfer, deteriorate, or encumber any personal property included within the definition of Property. It shall not dispose of any personal property included within the definition of Property, unless replaced with an item of equal or better utility or value.

                  P. It shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness, whether contingent or direct, if such additional indebtedness is secured by the Property.

                  Q. It shall not purchase or acquire any items meeting the definition of Property upon leases, conditional sale or other type of title retention or security agreement.

                                   ARTICLE V

                 CONDITIONS TO CLOSING/OTHER SPECIAL CONDITIONS

         5.1 On or prior to the date of the funding, Borrower will provide Lender with an opinion, in form and substance satisfactory to Lender, from an attorney acceptable to Lender.

         5.2 Prior to the date of Closing, at Borrower's expense, Lender must be able to obtain an appraisal (the "Appraisal") of the Property from an MAI certified appraiser acceptable to Lender which Appraisal must show a market value (the "Market Value"), after review and adjustment, if any, by Lender sufficient to provide a Loan to Market Value ratio of no greater than 62%.

         5.3 Any management of the Property, other than the current Borrower's self-management, is subject to the approval of Lender. Any management agreement must be reviewed and approved by Lender, and Lender shall require an assignment of such agreement in form and content acceptable to Lender. The distribution of any management fees will be subordinate to the Loan.

         5.4 To additionally secure Borrower's timely payment of the Note, on or prior to the date of the funding, Borrower shall cause $600,000.00 to be transferred into an interest bearing cash collateral account (the "Account") with Carolina First Bank, which account shall be in the name of Lender. The Account, including all interest earned, shall be released to Borrower on April 1, 2008 if no Event of Default has occurred and is then continuing. Lender shall hold the Account in trust for Borrower until an Event of Default, at which time Lender may, at its option, use all or a portion of the Account to cure such Event of Default; if such funds are not so used, such funds (or remaining portion thereof), including all interest earned, shall be returned to Borrower on the Maturity Date.

         5.5      Payment of a loan commitment fee to Lender of $115,000.00.

         The closing of the loan evidenced by the Note shall be deemed conclusive evidence that Borrower satisfied the conditions set forth in this
Article V to Lender's satisfaction.

                                   ARTICLE VI

                            REQUIREMENTS FOR FUNDING

         6.1 The obligation of the Lender to fund the Loan to the Borrower is subject to the receipt of the Lender, on or prior to the date of execution of this Agreement, of the following:

                  A. Executed copies of all Loan Documents required by Lender.

                  B. Evidence of compliance with all laws, zoning and other ordinances, rules, regulations and restrictions affecting the construction and use of the Property, and evidence of approval of the Property by all local environmental and ecology boards, zoning and planning commissions and any other land use regulatory bodies.

                  C. Evidence of compliance with all restrictions and covenants effecting the Property.

                  D. A current survey, certified to the Lender and to the title insurer, showing all easements (existing and proposed, labeled accordingly), rights of way, utilities, means of ingress and egress, setback lines and encroachments, if any.

                  E. A paid policy of mortgagee title insurance on an American Land Title Association Loan Policy form acceptable to Lender, without exceptions which are unacceptable to the Lender, in the full amount of the Loan, issued by a title company approved by the Lender and insuring title to the Property, free and clear of all other liens, claims and encumbrances except such as Lender and its counsel shall reasonably approve. Such policy must also contain such other terms as may be required by Lender as specified in the Commitment.

                  F. Provide evidence that those policies of insurance as required in the Mortgage are in effect.

         The closing of the loan evidenced by the Note shall be deemed conclusive evidence that Borrower satisfied the conditions set forth in this
Article VI to Lender's satisfaction.

                                  ARTICLE VII

                                   [RESERVED]

                                  ARTICLE VIII

                          EVENTS OF DEFAULT; REMEDIES

         8.1      The following shall constitute Events of Default hereunder:

                  A. If the Borrower shall fail to pay the Note in full on the Maturity Date.

                  B. If the Borrower shall fail to pay any other payment of principal or interest on the Loan when due, and such failure is not cured within 10 business days after written notice from Lender. (an Event of Default under this subsection (B) is referred to herein as a "Monetary Event of Default")

                  C. If at any time any representation or warranty made by the Borrower herein or in any other Loan Document shall be or become materially incorrect, and such is not cured, if subject to cure, within 30 days after written notice from Lender.

                  D. If the Borrower shall breach or fail to comply with any other covenant, term or condition of, or any of its obligations under, this Agreement, the Mortgage or any other Loan Document, all of which are cumulative to this Agreement and to each other, and such breach is not cured, if subject to cure, within 30 days after written notice from Lender (or if not capable of cure within such 30-day period, then such longer time as may be necessary provided Borrower is diligently prosecuting such cure to completion).

                  E. If a lien for the performance of architectural or engineering services, or other work, or labor, or the supply of materials, be filed against the Property and remain unpaid or unbonded at the time of any request for advance, or for a period of 60 days after the date of filing thereof.

                  F. If the Borrower shall agree to, or execute, any assignment of this Agreement or any advance hereunder without the Lender's prior written consent.

                  G. If Borrower: (i) files a voluntary petition in bankruptcy, or (ii) is adjudicated as a bankrupt or insolvent, or
         (iii) files any petition or answer seeking or acquiescing in any reorganization, management, composition, readjustment, liquidation, dissolution or similar relief for itself under any law relating to bankruptcy, insolvency or other relief for debtors, or (iv) seeks or consents to or acquiesces in the appointment of any trustee, receiver, master or liquidator of itself or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or (v) makes any general assignment for the benefit of creditors, or (vi) makes an admission in writing of its inability to pay its debts generally as they become due; or (vii) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Borrower, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of 60 days (whether or not consecutive) from the date of entry thereof; or (viii) any trustee, receiver or liquidator of Borrower or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, is appointed without the prior written consent of Lender, which appointment shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive).

                  H. If default be made in the repayment by the Borrower to the Lender, together with interest, of any amount the Lender may pay as insurance premiums, taxes, assessments, forced contributions, local assessments and governmental charges of every description, or other charges as herein provided, and such default is not cured within 10 days after written notice from Lender.

                  I. If the property described in the Mortgage, or any part or parcel thereof, be seized in the execution of a writ of seizure and sale, attachment, sequestration, fieri facias or any other legal process or an order for the sale of such property, or any part or parcel thereof, be issued in any judicial proceeding, and such writ, or other legal process or order, be not released, revoked, stayed or set aside within 30 days from issuance thereof, or if any sale be made pursuant to any of the above.

                  J. If the Borrower should ever be required or permitted to deduct from the payments to be made on the Loan, or any part thereof, any amount whatsoever as taxes, assessments or governmental charges in the nature thereof by reason of any present or future law of the United States or of any state, municipality or taxing authority thereof, and the Borrower fails to pay to the Lender, within 30 days after written notice from Lender, an amount sufficient so that all payments due the Lender pursuant to the terms hereof or any Loan Document shall be absolutely net of such tax, assessment or governmental charge.

                  K. If there should be passed after the date hereof any law of the State of South Carolina providing or changing in any way the laws now enforced with respect to the taxation of mortgages or debts secured thereby, or the manner of the collection of any such taxes, so as to affect the interest of the Lender adversely, and the Borrower fails to pay to the Lender within 30 days notice from the Lender any costs to be borne by the Lender attributable to the composition of, and/or change in, such law or laws.

         8.2. If an Event of Default shall occur, the Lender, at its option, may:

                  A. Terminate any obligation to make any advances of the Loan and/or declare the entire outstanding principal balance of the Loan, together with all interest thereon, to be due and payable immediately, anything contained in this Agreement, the Note or any other Loan Document to the contrary notwithstanding.

                  B. With or without accelerating the Loan, advance funds under the Note directly to third parties to cure any default by Borrower, including without limitation, payments for property taxes, insurance premiums, maintenance and repair, and management fees, payment of other expenses concerning the Property, and payment of Lender's reasonable attorney's fees actually incurred and other reasonable fees and expenses. All of said advances shall be deemed made under the Note and shall be payable immediately with interest at the Default Rate (as such term is defined in the Note).

                  C. Enforce any and/or all of the Loan Documents, and, by way of illustration but not by way of limitation, cause all and singular the property described in the Mortgage and/or any of the other Loan Documents to be seized and sold under executory process without appraisement, appraisement being hereby expressly waived, as an entirety or in parcels, as the Lender may determine, in accordance with law. Notwithstanding the foregoing to the contrary, Lender's remedies shall be subject to the limitations as set forth in
         Section 10 of the Note.

         8.3 Upon the occurrence of an Event of Default, all powers and remedies given by this Article VIII to the Lender shall be cumulative and not exclusive of any other right or remedy or of any other powers and remedies available to the Lender under the Loan Documents, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of the Borrower contained in this Agreement, and no delay or omission of the Lender to exercise any right or power accruing upon any Event of Default occurring shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Upon the occurrence of an Event of Default, every power and remedy given by this Article VIII or by law to the Lender may be exercised from time to time, and as often as may be deemed expedient, by the Lender. No waiver of any default hereunder shall extend to or affect any other or subsequent default or impair any rights or remedies consequent thereon. Notwithstanding the foregoing to the contrary, Lender's remedies shall be subject to the limitations as set forth in Section 10 of the Note.

         8.4 Should the Lender, at its sole option, elect to employ the services of any attorney at law to represent it in the enforcement of any obligation undertaken by the Borrower in favor of the Lender, or undertaken by any third person in favor of the Borrower in connection herewith, the Borrower does hereby agree to pay to the Lender the reasonable fees and expenses of said attorneys actually incurred by Lender.

         8.5 The Borrower does hereby expressly waive in favor of the Lender and its assigns, to the fullest extent allowed by law, any and all exemptions from seizure provided by any law, rule or regulation of the State of South Carolina, the United States, or any other state.

         8.6 Except as otherwise expressly provided herein or in the other Loan Documents, the Borrower does hereby expressly waive any notice by the Lender of any Event of Default or any notice or demand by the Lender of any breach of any obligation undertaken by the Borrower in favor of the Lender.

                                   ARTICLE IX

                                 MISCELLANEOUS

         9.1 No waiver at any time of the provisions or conditions of this Loan Agreement or of any of the other Loan Documents shall be construed as a waiver of any of the other provisions or conditions hereof or thereof nor shall a waiver of any provision or condition be construed as a right to subsequent waiver of the same provision or condition.

         9.2 Unenforceability for any reason of any provision of this Agreement, or of any of the Loan Documents or other agreements between the Borrower and the Lender, shall not limit or impair the operation or validity of any other provisions of this Agreement, any of the Loan Documents or any other such agreement.

         9.3 Any notice, demand, request or other instrument which may be or is required to be given under this Agreement shall be given to the parties at their addresses respectively set forth on page one (1) of this Agreement, by certified mail, return receipt requested or by nationally recognized overnight courier, and shall be deemed to be received upon the date of execution of the return receipt or the date upon which the postal authorities or courier service first attempted delivery of such notice and same is undelivered or refused.

         9.4 Except as may otherwise be provided the Loan is made and accepted, and all instruments related thereto are executed and delivered, at Columbia, South Carolina, and this Agreement and all the

Loan Documents shall be governed by, and construed in accordance with, the laws of the State of South Carolina.

         9.5 The Loan shall be made without cost whatsoever to the Lender. All brokerage and real estate commissions shall be payable solely by the Borrower, and all other costs, including but not limited to reasonable attorneys' fees actually incurred by the Lender and the Borrower, other professional fees, intangible taxes and other typical expenses incurred in connection with the Loan, shall be borne by the Borrower. The fees Borrower must pay pursuant to this Section 9.5 shall be identified by Lender and paid by Borrower at the Closing.

         9.6 The parties hereto agree that time is of the essence to this Agreement.

         9.7 The Borrower hereby specifically grants unto the Lender the right and privilege, at Lender's option but upon written notice to Borrower, to transfer and assign to any third person all or any part of the Lender's rights to receive funds or payments hereunder.

         9.8 The Lender shall not be responsible for the solvency of any company issuing any policy of insurance in connection with this Agreement, whether or not approved by it, or for the collection of any amount due under any such policy, and shall be responsible and accountable only for such money as may be actually received by it, and then only in accordance with the terms hereof. Nothing herein contained shall be construed as making the Lender liable in any way for any loss, damage, or injury resulting from the non-insurance of any buildings, improvements and/or personal property located on the Property.

         9.9 In the event that the Borrower should, for any reason, fail to pay and discharge properly any taxes, assessments, forced contributions, local assessments or governmental charges when due, or any other charges or expenses payable by the Borrower, then the Lender shall be authorized to pay the same with full subrogation to all rights of the taxing authority or other recipient by reason of such payment, and the amount so paid shall be added to the principal of the Loan and, any clause to the contrary herein notwithstanding, in the event of payment by the Lender, the Borrower covenants and agrees that within 10 days after payment and demand therefor by the Lender, the Borrower shall repay the amount so paid by the Lender, together with interest thereon at the rate provided for in the Note, calculated from date of such payment until said amount is repaid. Nothing herein shall be construed, however, as making the payment of said taxes, assessments, forced contributions, local assessments, governmental charges or other expenses obligatory upon the Lender or its assigns, and none and neither of them shall be liable for any loss, damage or injury resulting from the nonpayment of such taxes, assessments, forced contributions, local assessments, governmental charges or other expenses.

         9.10 It is expressly agreed that any and all terms of this Agreement, the Loan Documents and all other agreements made or executed by the Borrower or others in favor of the Lender, and all rights, powers, privileges, options and remedies conferred to the Lender herein, shall inure to and be for the benefit of and may be exercised by the Lender, its successors and assigns; and the word "Lender", unless the context otherwise requires, shall also mean and include the successor or successors and the assign or assigns of the said Lender.

         9.11 All obligations contained in this Agreement, the Loan Documents and all other agreements to be observed, complied with or performed by the Borrower shall be binding upon the Borrower, and upon its successor and assigns, as well as upon any person, firm or corporation hereinafter acquiring title to the Property, or any part thereof, or any personal property located thereon, by, through or under the Borrower, and the word "Borrower", unless the context clearly requires otherwise, shall also mean and include the successors and assigns of the Borrower, and any other person, firm or corporation, acquiring title to any of the Property, or any part thereof, or personal property located thereon, by, through, or under the Borrower.

         9.12 Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and/or any other Loan Documents ("Disputes") between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

         Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

         Notwithstanding the preceding binding arbitration provisions, Lender and Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Lender and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable:
(i) all rights to foreclose against any real or personal property or other security pursuant to the remedies granted under Loan Documents, to the extent allowable under applicable state law, or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         Borrower and Lender agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         9.13 Borrower submits to the jurisdiction of any court of competent jurisdiction within the State of South Carolina. Borrower agrees that any action concerning this Agreement, the Note or any other loan document, whether initiated by Lender, Borrower or any other party, shall be tried only in a court of competent jurisdiction within the State of South Carolina, and Borrower waives all objections to venue. All matters arising hereunder shall be determined in accordance with the law and practice of such South Carolina court. Borrower further agrees to comply with all requirements necessary to give such court in personam jurisdiction and agrees that service of process may be accomplished by, in addition to any other lawful means, certified mail, return receipt requested, to the Borrower at Borrower's address set forth above or any new address of which Lender has been notified by Borrower in writing.

         9.14 BORROWER AND LENDER WAIVE, TO THE FULL EXTENT PERMITTED BY LAW, THE RIGHT TO A JURY TRIAL IN ANY LITIGATION CONCERNING THIS AGREEMENT AND IN ANY LITIGATION CONCERNING ANY DEFENSE, CLAIM, COUNTERCLAIM, CLAIM OF SET-OFF OR SIMILAR CLAIM OF ANY NATURE THAT BORROWER MAY ASSERT AGAINST LENDER.

                        [SIGNATURES APPEAR ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first above written.


                                    INDUS UTILITY SYSTEMS, INC.          (SEAL)


                                    By: /s/ Jeffrey A. Babka
                                       ----------------------------------------
                                       Its: Vice President and Treasurer
                                           ------------------------------------


                                    NEW SMALL RESEARCH, LLC              (SEAL)


                                    By: /s/ Charles I. Small
                                       ----------------------------------------
                                       Its: Authorized Member
                                           ------------------------------------

                                   EXHIBIT A

                                LAND DESCRIPTION

PARCEL A

All that certain piece, parcel, lot or tract of land with improvements thereon, situate, lying and being near Columbia in the County of Richland, State of South Carolina, and being more specifically shown and delineated as PARCEL "B," containing 4.774 acres, more or less, on a plat prepared for SCT Utility Systems, Inc. by Power Engineering Company, Inc., dated June 13, 1997, and recorded on June 26, 1997 in the Office of the Register of Deeds for Richland County in Plat Book 56 at Page 9200. Reference to said plat is made for a further and more accurate description.

This being the same property heretofore conveyed to SCT Utility Systems, Inc., a Delaware corporation, by deed of the South Carolina Research Authority, dated July 7, 1998 and recorded on July 15, 1998 in the Office of the Register of Deeds for Richland County in Deed Book RO123 at Page 0586.

TMS No.:  17200-02-23

PARCEL B

INCLUDING all that certain piece, parcel, lot or tract of land with improvements thereon, situate, lying and being near Columbia in the County of Richland, State of South Carolina, and being more specifically shown and delineated as 9.003 acres, more or less, on a plat prepared for SCT Utility Systems of Columbia by Power Engineering Company, Inc. dated November 19, 1998 and recorded in Plat Book 280 at Page 2381 in the Office of the Register of Deeds for Richland County.

This being the same property heretofore conveyed to SCT Utility Systems, Inc. by deed of the South Carolina Research Authority dated February 16, 1999 and recorded on February 18, 1999 in Book 280 at Page 2382 in the Office of the Register of Deeds for Richland County.

TMS No.:  17200-02-24

PARCEL C

All that certain piece, parcel, lot or tract of land with improvements thereon, situate, lying and being near Columbia in the County of Richland, State of South Carolina, and being more specifically shown and delineated as Parcel "A", containing 1.284 acres, more or less, on a plat prepared for SCT Utility Systems, Inc. by Power Engineering Company, Inc., dated June 13, 1997, to be recorded, which plat is specifically incorporated into this description, and containing such boundaries and measurements as shown on said plat, be all measurements a little more or less.

This conveyance is subject to easements and restrictions of record, including those shown on recorded plats and those which an inspection of the Property would disclose.

This being a portion of the property heretofore conveyed to Grantor herein by deed of the State of South Carolina dated October 20, 1983, recorded October 25, 1983 in Deed Book D-667, page 979; and by Corrected Deed dated February 8, 1984, recorded March 19, 1984 in Deed Book D-686, page 291.

TMS No. Portion of 17200-02-22

PARCEL D

All that certain piece, parcel or tract of land, situate, lying and being in the County of Richland, State of South Carolina, being designated as Lot 4, containing 7.004 acres, more or less, on a plat prepared for

Digital Systems, Inc., by B. P. Barber & Associates, Inc., dated June 2, 1988, to be recorded, and more recent plat prepared for SCT Utility Systems of Columbia by Power Engineering Company, Inc., dated July 6, 1994, to be recorded, said plats being incorporated herein by reference as part of the description of said property.

This conveyance includes and is subject to any and all easements, covenants, conditions and restrictions of record affecting the subject property.

The above described property was heretofore conveyed to PSC Services, Inc., a Delaware corporation, by Digital Systems, Inc., a Delaware corporation, by deed dated February 27, 1991, and duly recorded in the Office of the RMC for Richland County, S.C. in Deed Book D-1024 at Page 603 on March 22, 1991.

TMS Number:  17200-02-18